Exhibit 23.4
May 8, 2026

CONSENT OF QUALIFIED PERSON

SRK Consulting (U.S.), Inc. (“SRK”), in connection with Albemarle Corporation’s Registration Statement on Form S-8 filed May 8, 2026 (the “Registration Statement”), consents to:

•the incorporation by reference of:

1.the technical report titled “SEC Technical Report Summary Prefeasibility Study Salar de Atacama Region II, Chile” (the “Salar de Atacama Technical Report Summary”), with an effective date of June 30, 2025 and dated February 9, 2026; and

2.the technical report titled “SEC Technical Report Summary Prefeasibility Study Silver Peak Lithium Operation Nevada, USA” (the “Silver Peak Technical Report Summary” and together with the Salar de Atacama Technical Report Summary, the “Technical Report Summaries”), with an effective date of June 30, 2024 and dated February 8, 2025 (which has been used as the basis to inform the updated resources and reserves as of December 31, 2025)

that were prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and filed as exhibits to Albemarle Corporation’s Annual Report on Form 10-K filed February 11, 2026 (with the exception of the Silver Peak Technical Report Summary, which was filed as an exhibit to the Current Report on Form 8-K filed on February 12, 2025), into the Registration Statement;

•the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Registration Statement and the Technical Report Summaries; and

•any extracts from or a summary of the Technical Report Summaries incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted, or referenced from the Technical Report Summaries, or portions thereof, to the extent that was prepared by us, that we supervised the preparation of, and that was reviewed and approved by us, that is included or incorporated by reference in the Registration Statement.

SRK is responsible for authoring, and this consent pertains to, the Technical Report Summaries. SRK certifies that it has read the Registration Statement and that it fairly and accurately represents the information in the Technical Report Summaries for which it is responsible.

/s/ SRK Consulting (U.S.), Inc.

SRK Consulting (U.S.), Inc.